Exhibit 13.1

eLong, Inc.

Certification by Principal Executive Officer

Pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934

In connection with the Annual Report of eLong, Inc. (the “Company”) on Form 20-F for the year ended December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “ Report ”), I, Hao Jiang, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of December 31, 2015 and results of operations of the Company for the year ended December 31, 2015.

/s/ Hao Jiang
Name:	Hao Jiang
Title:	Chief Executive Officer
Date:	April 28, 2016